UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2006

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. Employer Identification No.)

3345 North First Street, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 435-0800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Alex Hui, Chairman and Chief Executive Officer of Pericom Semiconductor Corporation, has established a written 10b5-1 trading plan, which is intended to comply with the requirements of Rule 10b5-1 promulgated under Section 10(b) of the Securities Exchange Act of 1934 (the “Rule 10b5-1 Requirements”). This trading plan covers the pre-arranged potential sale of up to 120,000 of his shares of the Company’s Common Stock during the period commencing on January 16, 2007 and ending on January 3, 2008, unless terminated earlier under certain circumstances. The 120,000 shares that potentially could be sold under this plan represent approximately 6% of Alex Hui’s aggregate holdings of the Company’s Common Stock, including stock issuable upon the exercise of vested stock options.

John Chi-Hung Hui, Senior Vice President, R&D, of Pericom Semiconductor Corporation, has also established a written 10b5-1 trading plan, which is intended to comply with the Rule 10b5-1 Requirements. This trading plan covers the pre-arranged potential sale of up to 75,000 of his shares of the Company’s Common Stock during the period commencing on January 16, 2007, and ending on January 3, 2008, unless terminated earlier under certain circumstances. The 75,000 shares that potentially could be sold under this plan represent approximately 6% of John Chi-Hung Hui’s aggregate holdings of the Company’ s Common Stock, including stock issuable upon the exercise of vested stock options.

The information furnished in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By:	/s/ Alex Hui
Alex Hui
Chief Executive Officer

By:	/s/ Angela Chen
Angela Chen
Chief Financial Officer

Date: December 18, 2006